UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

Coronado Global Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street

Brisbane, Queensland, Australia 4000

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (61) 7 3031 7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2020 (August 12, 2020 in Australia), Coronado Global Resources Inc. (“Coronado”), as Parent, along with certain of its subsidiaries, entered into a second waiver and modification agreement (the “Modification Agreement”) with Westpac Banking Corporation, as agent, and the lenders party to its Syndicated Facility Agreement, dated September 15, 2018 (as amended, the “SFA”). As described in Coronado’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2020, the parties to the Modification Agreement previously agreed to waive Coronado’s compliance with the financial covenants under the SFA for the period of May 25, 2020 to February 28, 2021 (the “Initial Waiver Period”), subject to certain conditions and reporting requirements during the Initial Waiver Period. Pursuant to the Modification Agreement, the lenders party thereto have agreed to extend the Initial Waiver Period to test the financial covenants as at September 30, 2021, with the compliance certificate to be delivered by October 31, 2021 (the “Modified Waiver Period”), subject to, among other matters, Coronado raising further equity capital, the net proceeds of which are to be utilized to prepay a portion of the amounts outstanding under the SFA. In the event Coronado is unable to raise such equity capital by August 31, 2020 (or such later date as the agent, on behalf of the lenders, agrees), the Modification Agreement will be permanently withdrawn and terminated.

The Modification Agreement also provides, among other things: (a) pre-approval of certain transactions that Coronado may undertake during the Modified Waiver Period, including sale and leaseback of heavy mining equipment and housing assets at Coronado’s Curragh mine, so long as, among other things, the net proceeds from any such transaction are used to repay amounts owed under the SFA and 40% of such net proceeds are used to permanently reduce lenders’ commitments under the SFA; (b) an amortization schedule, which provides for a permanent reduction of $25 million to the lenders’ commitment on February 15, 2021, May 15, 2021 and August 15, 2021, respectively, if as of those dates, reductions of amounts owed under the SFA have not occurred as a result of the application of net proceeds from certain permitted transactions as referred to in (a) above or otherwise; and (c) an amendment to the applicable interest rate margin during the Modified Waiver Period. In addition, although Coronado’s ability to fully draw down amounts available under the SFA is subject to a liquidity buffer of $50 million, leading to a review event process if amounts within this buffer are drawn during the Modified Waiver Period, lender consent previously required to access amounts below the liquidity buffer of $50 million has been removed as part of the Modification Agreement.

Certain of the lenders party to the SFA, as well as certain of their respective affiliates, have performed and may in the future perform for Coronado and its subsidiaries various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On August 17, 2020 (August 18, 2020 in Australia), Coronado entered into an Underwriting Agreement, whereby it has agreed to issue approximately 41.7 million shares of its common stock, in the form of CHESS Depositary Interests (“CDIs”), each of which represents a beneficial interest of 1/10th fully paid share of Coronado’s common stock, in a transaction including (a) an underwritten placement to institutional investors and other selected investors and (b) a pro rata non-renounceable entitlement offer to eligible existing Coronado CDI holders (collectively, the “Offer”). Coronado expects to receive aggregate gross proceeds of approximately $180 million and pay aggregate underwriting commissions of approximately $6.75 million in connection with the Offer. The issuances of CDIs in the Offer will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 903 of Regulation S under the Securities Act.

Item 7.01	Regulation FD Disclosure.

(a) Equity Offerings Investor Presentation

On August 17, 2020 (August 18, 2020 in Australia), Coronado filed an investor presentation with the Australian Securities Exchange (“ASX”) regarding the equity offerings described under Item 3.02 of this Current Report on Form 8-K. A copy of the investor presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K, including the investor presentation attached as Exhibit 99.1 hereto, does not constitute an offer to sell, or a solicitation of any offer to buy, any securities in the United States or to any person who is a U.S. person (as defined in Regulation S under the Securities Act) (“U.S. Person”) or is acting for the account or benefit of a U.S. Person (to the extent such person is acting for the account or benefit of a U.S. Person). The securities described in this Current Report on Form 8-K will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

(b) CDI Foreign Ownership Restriction United States Legend

In connection with the equity offerings described under Item 3.02 of this Current Report on Form 8-K, Coronado expects that the Foreign Ownership Restriction United States person tag will be reapplied on Coronado’s CDIs by the ASX on or about August 26, 2020.

The information in this Item 7.01, including the exhibit attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or incorporated by reference into any filing under the Securities Act or the Exchange Act, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Investor Presentation, as filed with the ASX

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Richard Rose
Name:	Richard Rose
Title:	Vice President, Chief Legal Officer and Secretary

Date:	August 17, 2020